Exhibit 99.01

545 Long Wharf Drive, 5th floor, New Haven, CT 06511 Tel: 1-877-DSL-NET1 Fax: 203-624-3612 Email: info@dsl.net Web: www.dsl.net

DSL.net Eliminates $46.5M in Existing Debt and Preferred Stock, Cancels 191 Million Warrants through New Financing

- DunKnight Telecom Partners Transaction Includes Return of Company’s Founder, David F. Struwas, as Company’s Chief Executive Officer -

NEW HAVEN, Conn. -  (BUSINESS WIRE), Nov. 3, 2005 - DSL.net, Inc. (AMEX: BIZ), a leading nationwide provider of broadband communications services to businesses, today announced that it has reached an agreement with DunKnight Telecom Partners LLC under which DSL.net is to receive up to $10 million in new debt financing. The first $6 million of such financing has been received and used by the Company to eliminate $30.8 million in senior secured debt due July 6, 2006, cancel all outstanding Series Z Preferred Stock that carried a liquidation preference of $15.7 million, and cancel warrants to purchase approximately 191 million shares of the Company’s common stock, all of which debt and equity interests were held by the Company’s former senior lenders, Deutsche Bank and VantagePoint Venture Partners. The remaining $4 million of new financing from DunKnight will be funded in January 2006, and will help support the Company’s working capital needs.

“This agreement is the culmination of a year-long effort by the senior management team, with the support of the Company’s Board of Directors and Jefferies Broadview, a division of Jefferies & Company, Inc., the Company’s financial advisor, in which we fine-tuned the Company’s operations, realigned its strategy and recapitalized the Company,” said Kirby G. “Buddy” Pickle, departing president and chief executive officer of DSL.net. “I am pleased to have helped navigate the Company through this realignment process and believe that this transaction is a significant step in better positioning DSL.net to expand its Voice over Internet Protocol (VoIP) strategy and take advantage of potential growth opportunities in the markets served by the Company’s high-quality broadband network and VoIP platform. DSL.net’s employees and customers should be quite pleased with this announcement.”

For the initial $6 million funding, the Company issued an $8 million promissory note. For the remaining $4 million funding, which is subject to certain terms and conditions, the Company will issue, on Jan. 3, 2006, a $5 million promissory note. The notes, which total an aggregate face principal amount of $13 million, will both mature on Aug. 2, 2006, and bear interest at 18 percent annually, with interest payable monthly in arrears in cash based on the face principal amount of the notes. The new debt is secured by a lien on substantially all of the Company’s assets. In addition, the terms of the debt contain certain on-going financial covenants and various operational covenants, including restrictions on the Company’s ability to change its business operations and restrictions on the Company’s issuance of additional debt or equity securities other than for purposes of paying off DunKnight’s debt in full.

“This transaction improves our balance sheet and includes a commitment to provide us, in January of 2006, with additional working capital,” said Walter R. Keisch, DSL.net’s chief financial officer. “The Company will need to raise additional capital in 2006; nevertheless, this financing is a milestone event for the Company and demonstrates the investor’s confidence in our outstanding network and growth potential.”

As part of the financing, David F. Struwas has been appointed as the Company’s new chief executive officer and as a director on the Company’s Board, replacing Pickle, who served as CEO and as a director since April 2004. Struwas, who was one of the Company’s original founders, previously served as the Company’s CEO from November 1998 to April 2004. During his tenure, DSL.net was named the 49th fastest growing technology company in North America for the five-year period ending Dec. 31, 2003, as part of the Deloitte Technology Fast 500 program. Most recently, Struwas, who has a minority, non-managing membership interest in DunKnight Telecom Partners LLC, has served as a consultant in the telecommunications industry. Previously, Struwas held key positions with Brooks Fiber-Worldcom and Southern New England Telephone, which is now part of SBC Communications. Struwas has nearly 20 years of senior-level experience in the telecommunications industry.

“Dave’s in-depth knowledge of the Company and his track record of growth in the companies he’s been involved with will be valuable assets as DSL.net employs its strategic initiatives in the VoIP marketplace,” said Pickle. “I’ve enjoyed my association with the Company and its employees, particularly working closely with a very dedicated group of senior executives, and it is truly a pleasure to pass the reigns of DSL.net back over to one of its original founders.”

In addition, as part of the DunKnight financing, Keir Kleinknecht, the manager and leading principal of DunKnight, has been appointed to the Company’s Board of Directors, and William J. “Jeff” Marshall, Deutsche Bank’s former representative to the Company’s Board, has resigned from the Company’s Board of Directors.

On a separate matter, the Company is still evaluating various alternatives in response to the notice received from The American Stock Exchange (“Amex”) in October 2005, advising the Company that Amex deems it appropriate for the Company to effect a reverse split of its shares of common stock within a reasonable amount of time to address the low trading price of such stock.

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as the Company’s future business prospects, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net’s business include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net’s ability to raise sufficient additional capital on acceptable terms, or at all, to finance continuing operations and the repayment of DSL.net’s debt to DunKnight Telecom Partners LLC; (iv) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net’s results of operations or financial position, or cause it to restructure its operations to further reduce operating costs or to cease operations or to sell all or a portion of DSL.net’s assets; (v) DSL.net’s ability to maintain compliance with the American Stock Exchange’s continuing listing requirements, which failure could adversely impact the pricing and trading of DSL.net’s common stock; (vi) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (vii) competition; (viii) the marketplace’s receptiveness to DSL.net’s offering of integrated voice and data services; (ix) DSL.net’s ability to recruit and retain qualified personnel; and (x) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors'' in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.
Contact:
Joe Tomkowicz
203-782-3885
jtomkowicz@dsl.net